UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to
Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report: November 18, 2020
(Date of earliest event reported: November 13, 2020)

	Registrant; State of Incorporation;
Commission File Number	Address; and Telephone Number			IRS Employer Identification No.
1-11178	Revlon, Inc.			13-3662955
	Delaware
	One New York Plaza
	New York,	New York	10004
	212-527-4000

33-59650	Revlon Consumer Products Corporation			13-3662953
	Delaware
	One New York Plaza
	New York,	New York	10004
	212 -527-4000

Former Name or Former Address, if Changed Since Last Report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Revlon, Inc.	Class A Common Stock	REV	New York Stock Exchange
Revlon Consumer Products Corporation	N/A	N/A	N/A

Indicate by check mark whether each registrant is an “emerging growth company” as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)in Rule 12b-2 of the Exchange Act.

Emerging Growth Company
Revlon, Inc.	Yes	☐	No	☒
Revlon Consumer Products Corporation	Yes	☐	No	☒

If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Appointment of Certain Officers; Election of Directors; Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2020, Revlon, Inc. (“Revlon”) and its direct, wholly-owned operating subsidiary, Revlon Consumer Products Corporation (“RCPC” and together with Revlon, the “Company”) agreed with Sergio Pedreiro that Mr. Pedreiro will be leaving his position as the Chief Operating Officer of the Company, effective November 20, 2020, to pursue other interests.

The Company expects to enter into a separation agreement with Mr. Pedreiro memorializing the terms of his separation consistent with Mr. Pedreiro’s employment agreement, dated as of December 16, 2019, which was previously described in a Current Report on Form 8-K filed with the SEC on January 8, 2020, and which sets forth certain separation pay and benefits that Mr. Pedreiro is entitled to receive in respect of a termination without cause.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

By:/s/ Cari Robinson
Cari Robinson
Executive Vice President, General Counsel

REVLON CONSUMER PRODUCTS CORPORATION

By:/s/ Cari Robinson
Cari Robinson
Executive Vice President, General Counsel

November 18, 2020